Exhibit 23.2

                  CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated October 31, 1995, on our audit of the financial statements of EyeCorp, Inc. - Baker Acquisition Practice; dated January 12, 1996, on our audit of the financial statements of the EyeCorp, Inc. - Coleman Acquisition Practice; dated November 16, 1995, on our audit of the combined financial statements of EyeCorp, Inc. - Eggleston Acquisition Practice; dated October 23, 1995, on our audit of the combined financial statements of the EyeCorp, Inc. - Gordon Acquisition Practice; dated October 20, 1995, on our audits of the combined financial statements of the EyeCorp, Inc. - Post Acquisition Practice; dated November 3, 1995, on our audit of the financial statements of the EyeCorp, Inc. - Southern Eye Center Acquisition Practice; dated October 21, 1995, on our audit of the financial statements of the EyeCorp, Inc. - Selected Acquisition Practices.





                                   Coopers & Lybrand, L.L.P.


Memphis, Tennessee
November 1, 1996